AMENDMENT NO. 3
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc., (the “Adviser”), on behalf of AIM Sector Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, AIM Sector Funds is now named AIM Sector Funds (Invesco Sector Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Energy Fund	Invesco Energy Fund
AIM Financial Services Fund	Invesco Financial Services Fund
AIM Gold & Precious Metals Fund	Invesco Gold & Precious Metals Fund
AIM Leisure Fund	Invesco Leisure Fund
AIM Technology Fund	Invesco Technology Fund
AIM Utilities Fund	Invesco Utilities Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Sector Funds in the Contract are deleted and replaced with AIM Sector Funds (Invesco Sector Funds).

2.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Energy Fund
Invesco Financial Services Fund
Invesco Gold & Precious Metals Fund
Invesco Leisure Fund
Invesco Technology Fund
Invesco Utilities Fund
Invesco Mid-Cap Value Fund
Invesco Small-Mid Special Value Fund
Invesco Special Value Fund

Invesco Technology Fund
Invesco U.S. Mid Cap Value Fund
Invesco U.S. Small Cap Value Fund
Invesco U.S. Small/Mid Cap Value Fund
Invesco Value Fund
Invesco Value II Fund
Invesco Van Kampen American Value Fund
Invesco Van Kampen Capital Growth Fund
Invesco Van Kampen Comstock Fund
Invesco Van Kampen Enterprise Fund
Invesco Van Kampen Mid Cap Growth Fund
Invesco Van Kampen Small Cap Value Fund
Invesco Van Kampen Technology Fund
Invesco Van Kampen Utility Fund
Invesco Van Kampen Value Opportunities Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: Name:	/s/ John M. Zerr John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD.

Sub-Adviser
By:	/s/ Eric Adelson

Name:	Eric Adelson
Title:	Senior Vice President, Legal & Secretary

By:	/s/ Wayne Bolton

Name:	Wayne Bolton
Title:	Vice President, Compliance & Chief Compliance Oficer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Karl Georg Bayer

Name:	Karl Georg Bayer
Title:	Managing Director

By:	/s/ Jens Langewand

Name:	Jens Langewand
Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Michelle Moran

Name:	Michelle Moran
Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakaze Hasegawa

Name:	Masakaze Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Robert Ares

Name:	Robert Ares
Title:	Director

By:	/s/ Ian Coltman

Name:	Ian Coltman
Title:	Head of Legal

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong

Name:	Anna Tong
Title:	Director

By:	/s/ Gracie Liu

Name:	Gracie Liu
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey Kupor

Name:	Jeffrey Kuper
Title:	Secretary & General Counsel